CONFIDENTIAL

OPTION AGREEMENT

THIS OPTION AGREEMENT (this “Agreement”) is entered into as of November 21st, 2007, by and between Thomas C. Drees an individual (the “Seller”), and Terra Silex Holdings LLC, a Pennsylvania LLC (the “Holder”), together with any successors and assigns.

Recitals

A. WHEREAS, the Seller has agreed to grant an Option to the Holder for the purchase of Ten Million (10,000,000) shares at Three and One-Half Cents ($0.035) per share of common stock, par value $0.001 per share, of Sanguine Corporation, a Nevada corporation (the “Company”) (each, an “Option”); and

Agreement

NOW, THEREFORE, in consideration of the foregoing and of the mutual promises and covenants contained herein and for other good and valuable consideration, the receipt and adequacy of which hereby are acknowledged, to implement the terms of the Option Agreement, and for the purpose of defining the terms and provisions of the Options and the respective rights and obligations hereunder of the Seller and the registered owners of the Options and any security into which they may be exchanged (the “Holders”), the parties hereto covenant and agree as follows:

1. Transfer and Exchange of Options

Subject to the terms hereof, the Seller shall initially sign and deliver Options hereunder to the Holder. Both Parties acknowledge that the Options shall be fully transferable, subject to compliance with applicable securities laws, rules and regulations, and Seller agrees to cooperate in a timely fashion in the event that the Holder transfers, sells, grants or otherwise divests themselves of the Options.

2. Term of Options; Exercise of Options;

2.1. Term of Options. These Options will be exercisable at any time from November 13, 2007, until August 31, 2012; provided, however, these Options, to the extent not exercised prior thereto, shall be void on March 31, 2008, unless the Company shall have raised not less than the sum of $500,000 through the efforts of the Holder or its associates or affiliates or by persons introduced by the Holder or its associates or affiliates by March 31, 2008, at not less than $0.05 per share, with prorata adjustments for any recapitalizations, and with no proration of Options in the event all $500,000 is not raised.

2.2. Exercise of Options. During the Exercise Period, each Holder may, subject to the terms of this Agreement, exercise from time to time some or all of the Options evidenced by its Option Certificate(s) by (i) surrendering to the Seller such Option Certificate(s) with the form of notice attached thereto duly filled in and signed, which signature shall be guaranteed by an eligible guarantor institution (a bank, savings and loan association or credit union with membership in an approved signature guarantee medallion program) pursuant to Rule of the Securities Exchange Act of 1934, and (ii) paying to the Seller the aggregate Exercise Price for the number of Option Shares in respect of which such Options are exercised. Options shall be deemed exercised on the date such Option Certificate(s) are surrendered to the Seller and tender of payment of the aggregate Exercise Price is made. Payment of the aggregate Exercise Price shall be made by cash, check, wire transfer of immediately available funds or other legal tender to the Seller. All payments required to be made hereunder shall be made in lawful money of the United States of America.

Upon the exercise of any Options in accordance with this Agreement, the Seller shall cause the Transfer Agent of Sanguine Corporation, on the Seller’s behalf, to issue and deliver with all reasonable dispatch, to or upon the written order of the Holder and in such name or names as the Holder may designate, a certificate or certificates for the number of full Option Shares issuable upon the exercise of such Options and shall take such other actions or cause the Transfer Agent of Sanguine Corporation to take such other actions at the Seller’s sole expense as are necessary to complete the exercise of the Options (including, without limitation, payment of any cash with respect to fractional interests). The certificate or certificates representing such Option Shares shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become a holder of record of such Option Shares as of the date the Options are exercised hereunder.

In the event that less than all of the Options evidenced by a Option Certificate are exercised, the Holder thereof shall be entitled to receive a new Option Certificate or Certificates as specified by such Holder evidencing the remaining Option or Options, and the Option Agent is hereby irrevocably authorized by the Seller to countersign, issue and deliver the required new Option Certificate or Certificates evidencing such remaining Option or Options pursuant to the provisions of this Section 2.2.

3. Mutilated or Missing Option Certificates

In the event that any Option Certificate shall be mutilated, lost, stolen or destroyed, the Seller shall reissue and deliver in exchange and substitution for and upon cancellation of the mutilated Option Certificate or in lieu of and substitution for the Option Certificate lost, stolen or destroyed, a new Option Certificate of like tenor and representing an equivalent right or interest.

4. No Rights as Stockholders.

Nothing contained in this Agreement or in any of the Options shall be construed as conferring upon the Holders or their transferees the right to vote or to receive dividends or to consent or to receive notice as stockholders in respect of any meeting of stockholders for the election of directors of the Sanguine Corporation or any other matter, or any rights whatsoever as stockholders of Sanguine Corporation.

5. General Provisions.

5.1 Survival of Warranties; Investigation.

The representations, Warranties and covenants of the Seller and Holder contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing.  It shall be no defense to an action for breach of this Agreement that Investor or its agents have (or have not) made investigations into the affairs of the Seller or that the Seller could not have known of the misrepresentation or breach of Warranty.  Damages for breach of a representation or Warranty or other provision of this Agreement shall not be diminished by alleged tax savings resulting to the complaining party as a result of the loss complained of.

5.2 Successors and Assigns.

The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties.

5.3 Governing Law; Jurisdiction.

The agreements associated with this transaction will all be subject to Pennsylvania law.  Disputes will be resolved through the use of a nationally recognized arbitration group.  The location of any arbitration or legal proceeding will be in Pennsylvania.

EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE

OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

5.4 Counterparts.

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.  A telefaxed copy of this Agreement shall be deemed an original.

5.5 Headings.

The headings and captions used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.  All references in this Agreement to sections, paragraphs, exhibits and schedules shall, unless otherwise provided, refer to sections and paragraphs hereof and exhibits and schedules attached hereto, all of which exhibits and schedules are incorporated herein by this reference.

5.6 Notices.

All notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile, as follows:

If to the Holder:

Terra Silex Holdings LLC.

4453 Penn Ave.

Sinking Spring, PA 19506

Attention: Alfonso Knoll

Facsimile: 610-678-7926

If to the Seller:

Thomas C. Drees

101 E. Green Street, Ste 6

Pasadena, CA  91105

Facsimile No.:  626-405-1041

Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telecopier or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.  Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto.

5.7 Costs, Expenses.

Except as otherwise set forth in this document, each party hereto shall bear their own costs in connection with the preparation, execution and delivery of this Agreement.

5.8 Amendments and Waivers.

Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Seller, and the Holder.  No delay or omission to exercise any right, power, or remedy accruing to the Investor, upon any breach, default or noncompliance of the Seller under this Agreement shall impair any such right, power, or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring.  All remedies, either under this Agreement, by law, or otherwise afforded to the Investor, shall be cumulative and not alternative.

5.9 Severability

If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision(s) shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

5.10 Entire Agreement

This Agreement, together with all exhibits and schedules hereto, constitutes the entire agreement and understanding of the parties with respect to the subject matter of Options and supersedes any and all prior negotiations, correspondence, agreements, understandings duties or obligations between the parties with respect to the subject matter of Options.

5.11 Further Assurances.

From and after the date of this Agreement, upon the request of the Holder or the Seller, the Seller and the Holder shall execute and deliver such instruments, documents or other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

THE SELLER:

Thomas C. Drees

By: /s/T. C. Drees

Title: CEO

HOLDER:

TERRA SILEX HOLDINGS LLC

By: /s/Alfonso Knolls

Title: CEO